UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2005

(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14272 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 22, 2005, we entered into a First Amendment to Lease and Agreement of Lease (this “First Amendment”) with TNCA, LLC (the “Landlord”) to our original lease dated December 24, 1998 covering our leased facilities in Tustin, California with aggregate square footage of approximately 47,771. Under the First Amendment, we extended the term of our original lease from December 31, 2010 to December 31, 2017 while maintaining our two 5-year options to renew the lease through December 31, 2027. In addition, certain leasehold improvements that we were required to make by 2009 under the original lease were removed under the First Amendment. All other terms remain consistent with the original lease dated December 24, 1998.

In connection with this First Amendment, we entered into a separate agreement with the Landlord on December 22, 2005 regarding the immediate payoff of our note receivable previously reserved for during October 1999. The note receivable was initially recorded during December 1998 upon the sale and subsequent leaseback of our facilities. The amount received of $1,229,000 represents the current note receivable balance less twenty percent.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	First Amendment to Lease and Agreement of Lease dated December 22, 2005

99.2	Repayment of Loan dated December 22, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: December 23, 2005	By:	/s/ PAUL J. LYTLE

Name: Paul J. Lytle Title: Chief Financial Officer